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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      -------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 27, 2004
                                                          -------------


                         CENTURY BUSINESS SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                   Delaware                                      22-2769024
---------------------------------------------               --------------------
(State or Other Jurisdiction of Incorporation                 (I.R.S. Employer
              or Organization)                               Identification No.)

                                     0-25890
                            (Commission File Number)



                    6050 Oak Tree Boulevard South, Suite 500
                              Cleveland, Ohio 44131
                    (Address of Principal Executive Offices)
                                   (Zip Code)
         Registrant's Telephone Number, Including Area Code 216-447-9000




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Item 7(c). Exhibits

Exhibit 99.1 Press Release of Century Business Services, Inc. dated July 27, 2004, announcing its financial results for the second quarter ended June 30, 2004.


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 27, 2004, Century Business Services, Inc. (CBIZ) announced its earnings for the second quarter ended June 30, 2004. A copy of the press release is filed herewith as Exhibit 99.1. In addition, on July 27, 2004, Century conducted its earnings conference call for the quarter ended June 30, 2004. On this conference call, CBIZ disclosed the following additional information:

     - A unit within the benefits and insurance segment has experienced significant growth and is expected to generate between $12 million and $15 million in revenue during 2004. The business unit was not positioned for growth at this rate and suffered system, client service and other operational issues as a result. CBIZ has allocated resources to support the current level of revenue and future growth, and is in the process of implementing new systems including a new client service interface. Revenue adjustments resulting from higher policy terminations than originally estimated, combined with higher expenses to support growth by this unit resulted in a negative impact to CBIZ consolidated pre-tax earnings of approximately $900,000 for the second quarter of 2004 and $2.5 million for the first six months of 2004. The impact on year to date earnings per share was approximately $0.02 per share.

     - CBIZ recorded approximately $1.3 million in higher legal expenses in the first half of 2004 over the first half 2003, approximately half of which were incurred in the second quarter, to address several long-standing litigation issues. Legal expenses are classified as general and administrative expenses.

     - To date bank debt is $42 million, a reduction of approximately $5 million from June 30, 2004.

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          Barring significant acquisitions or share repurchases, the run rate for interest expense is expected to be approximately 3.5% on an average balance of about $40 million for the balance of the year.

     - Tax rate for the full year 2004 is expected to be 41% - 42%, down from approximately 42.5% in prior years. Cash taxes are expected to be between $8 million and $10 million for 2004.

     - To date, CBIZ has achieved approximately $5.2 million in cross-serving revenue towards our full year target of $9 million incremental revenue.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CENTURY BUSINESS SERVICES, INC.


Date:  August 2, 2004

                                            /s/ WARE H. GROVE
                                            ------------------------------------
                                            Ware H. Grove
                                            Chief Financial Officer